Exhibit 32.2

Written Statement of Chief Executive Officer  Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Chief Financial Officer of American Bank Holdings, Inc. (The “Company”), Hereby certifies that to his knowledge on the date hereof:

(a)          The Quarterly Report of Form 10-QSB of the Company for the Quarter Ended March 31, 2005 filed on the date hereof with the Securities and Exchange Commission (the “report”) fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934; and

(b)         Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/John M. Wright
John M. Wright
Senior Vice President and Chief Financial Officer
May 13, 2005

A signed original of this written statement required by Section 906 has been provided to American Bank Holdings, Inc. and will be retained by American Bank Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.